UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MAPICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 31, 2003

Dear Shareholder:

You are cordially invited to attend the 2004 annual meeting of shareholders of MAPICS, Inc., which will be held on Wednesday, February 11, 2004 at 9:00 a.m. at the offices of Alston & Bird, 1500 Atlantic Center Plaza, 1180 West Peachtree Street, Atlanta, Georgia.

At the annual meeting, shareholders will be asked to vote on the election of two directors. This and related matters are described in the accompanying proxy statement.

It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting. You can vote by proxy by marking, dating, signing and returning the enclosed proxy card or otherwise following the proxy voting instructions on the card. The method by which you vote by proxy now will not limit your right to vote at the meeting if you decide to attend in person. If you do attend and wish to vote in person, you may simply change your prior vote at the meeting.

If you plan to attend the meeting, please so indicate when you submit your proxy vote. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of the company. I look forward to greeting as many of our shareholders as possible at the annual meeting.

Sincerely,

Richard C. Cook

President and Chief Executive Officer

MAPICS, Inc.

1000 Windward Concourse Parkway

Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 11, 2004

To Our Shareholders:

The 2004 annual meeting of shareholders of MAPICS, Inc. will be held at the offices of Alston & Bird, 1500 Atlantic Center Plaza, 1180 West Peachtree Street, Atlanta, Georgia, on Wednesday, February 11, 2004 at 9:00 a.m. The purpose of the meeting is for the shareholders to consider and vote upon the election of two directors to serve until the 2007 annual meeting of shareholders and such other business as properly may come before the annual meeting or any adjournments.

Information relating to these matters is set forth in the attached proxy statement. Shareholders of record at the close of business on December 16, 2003 are entitled to receive notice of and to vote at the annual meeting and any adjournments. We encourage you to vote by returning the enclosed proxy card in the envelope provided or by otherwise following the proxy voting instructions on the proxy card.

By order of the board of directors.

Martin D. Avallone

Vice President, General Counsel

and Secretary

Atlanta, Georgia

December 31, 2003

HOW TO VOTE

Vote by mail or as otherwise instructed on your proxy card

To submit your proxy voting instructions by mail, please mark the enclosed proxy card, date and sign it and return it in the enclosed postage-paid envelope. Your proxy card may also describe alternate means of submitting your proxy voting instructions by way of touch tone telephone or the internet.

YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION BY VOTING PROMPTLY BY PROXY IN ONE OF THE WAYS DESCRIBED ABOVE.

Vote at the annual meeting

You can vote in person if you attend the annual meeting. However, we encourage you to vote now by proxy in one of the ways described on your proxy card. If you then attend the annual meeting and wish to vote in person at the annual meeting, you can simply change your prior vote at the meeting. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting.

MAPICS, Inc.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 11, 2004

The board of directors of MAPICS, Inc. is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2004 annual meeting of shareholders and at any adjournments. The annual meeting will be held on Wednesday, February 11, 2004 at 9:00 a.m. at the offices of Alston & Bird, 1500 Atlantic Center Plaza, 1180 West Peachtree Street, Atlanta, Georgia.

We are mailing this proxy statement and the accompanying proxy card to shareholders on or about December 31, 2003.

VOTING

General

The securities that can be voted at the annual meeting consist of (1) common stock, $.01 par value per share, (2) Series D convertible preferred stock, $1.00 par value per share, and (3) Series E convertible preferred stock, $1.00 par value per share. Holders of common stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the annual meeting. Holders of the Series D preferred stock and the Series E preferred stock are entitled to vote on an as converted basis with the holders of the common stock as a single class. Series D preferred shareholders and Series E preferred shareholders are entitled to cast 10 votes for each share of Series D preferred stock or Series E preferred stock held on the record date on each matter submitted to the shareholders at the annual meeting.

You may cast your vote in several different ways. When voting for director nominees, you may (1) vote “for” all the nominees, (2) “withhold” your authority to vote for all nominees, or (3) withhold authority to vote for one or more nominees but vote for the other nominees. With respect to any other proposals that may be properly presented for a vote at the annual meeting, you generally may vote “for” or “against” the proposal or you may “abstain” from voting on the proposal. If you hold shares through a broker or nominee and you have not given your broker or nominee instructions about how to vote on a particular matter for which the broker or nominee does not otherwise have discretionary voting power under applicable stock exchange rules, your shares will be considered “broker non-votes” and will not be voted with respect to the matter.

The record date for determining the shareholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by the board of directors as the close of business on December 16, 2003. On the record date, approximately 24,883,282 shares (on an as converted basis) of common stock were outstanding and eligible to be voted at the annual meeting. These shares were held by 554 registered shareholders, and we believe there were approximately 4,500 additional beneficial owners of the shares on the record date.

Quorum and Vote Required

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. Abstentions, votes withheld and broker non-votes will all be counted as votes that are present for the purpose of determining the presence of a quorum. If less than a majority of the outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place.

Abstentions and votes withheld will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but they will not be counted as votes “for” or “against” any matter. Broker non-votes will be considered as not entitled to vote on that subject matter and therefore will not be considered in the counting of votes cast on the matter (even though those shares are considered present for quorum purposes and maybe entitled to vote on other matters).

If a quorum is present at the annual meeting, the following shareholder votes will be required for approval of proposals submitted at the annual meeting.

•	The nominees for director shall be elected by a plurality of the votes of the shares present, in person or by proxy, at the annual meeting. Abstentions, votes withheld and broker non-votes will not affect the outcome of director elections.

•	Any other proposals that may be properly presented to a vote at the annual meeting ordinarily must by approved by a majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting. Abstentions and votes withheld will have the same effect as a negative vote, but broker non-votes will have no effect on the vote.

Voting by Proxy

If you are unable to attend the annual meeting in person or will attend but do not wish to vote in person, you may submit your proxy voting instructions by specifying your choice with regard to the proposal on the enclosed proxy card, signing and dating the proxy card, and returning it in the enclosed envelope in time for receipt no later than the close of business on February 10, 2004. Your proxy card may also describe alternate means of submitting your proxy voting instructions by way of touchtone telephone or the internet.

If you submit your valid voting instructions to us in time to be voted at the annual meeting and do not revoke such voting instructions, the shares subject to your voting instructions will be voted at the annual meeting in accordance with your instructions. If you do not give specific instructions, the shares represented by a valid proxy will be voted “FOR” the election of the director nominees named in the proposal. If any nominee should become unable to serve for any reason and the board of directors designates a substitute nominee, the persons named as proxies on the proxy card will vote all valid proxies for the election of the substitute nominee.

Your submission of a proxy does not affect your right to vote in person should you attend the annual meeting. However, the only way to revoke a proxy is by the following methods:

•	giving written notice of revocation to MAPICS, Inc., 1000 Windward Concourse Parkway, Alpharetta, Georgia 30005, Attention: Martin D. Avallone, Vice President, General Counsel and Secretary;

•	executing a proxy card bearing a later date and delivering it to Mr. Avallone; or

•	voting in person at the annual meeting.

We are not presently aware of any other matters that will be considered at the annual meeting. However, if a matter that is not listed on the enclosed proxy card is properly brought before the annual meeting, the persons named as proxies on the enclosed proxy card will vote the shares represented by proxy in accordance with their judgment of what is in the best interest of the Company.

Cost of Proxy Solicitation

We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. Brokerage firms, banks and others holding shares in their names or in the names of their nominees will forward copies of the proxy solicitation materials to beneficial owners and will seek authority for execution of proxies. We will reimburse them for their reasonable expenses in so doing. Our employees may also communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

STOCK OWNERSHIP

The following table sets forth information as of November 1, 2003 (unless otherwise indicated) regarding the beneficial ownership of MAPICS common stock by each person known by us to own more than 5% of any class of our voting securities, each of our directors, each of our executive officers who is named in the Summary Compensation Table under the heading “Executive Compensation” and all directors and executive officers as a group.

Pursuant to Securities and Exchange Commission rules, the number of shares of common stock beneficially owned by a specified person or group includes shares issuable pursuant to convertible securities, warrants and options held by such person or group that may be converted or exercised within 60 days after November 1, 2003. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

The persons named in the table gave us the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days After November 1, 2003	Total Common Stock Beneficially Owned	Percent of Class Beneficially Owned
Principal Shareholders
General Atlantic Partners, LLC(1)	3,000,000	—	3,000,000	12.14%
Liberty Wanger Asset Management LP(2)	2,576,600	—	2,576,600	11.10
Heartland Advisors, Inc.(3)	1,467,500	—	1,467,500	6.32
Morgan Stanley and Affiliates(4)	1,306,787	—	1,306,787	5.63

Executive Officers and Directors
Martin D. Avallone(5)(6)
Vice President, General Counsel and Secretary	43,055	128,950	172,005	*
Michael J. Casey(5)
Chief Financial Officer, Vice President of Finance and Treasurer	33,973	120,000	153,973	*
George A. Chamberlain 3d(7)
Director	11,056	182,463	193,519	*
Richard C. Cook(5)(6)(8)
President, Chief Executive Officer and Director	106,094	488,350	594,444	2.51
Edward J. Kfoury(9)
Director	43,380	63,168	106,548	*
Julia B. North(10)
Director	3,000	32,091	35,091	*
Terry H. Osborne(11)
Director	8,714	53,321	62,035	*
Peter E. Reilly(5)(6)(12)
Chief Operating Officer	79,364	191,250	270,614	1.16
H. Mitchell Watson, Jr.(13)
Director	43,453	66,622	110,075	*
All directors and executive officers as a group (9 persons)	372,089	1,326,215	1,698,304	6.92

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Includes 880,290 shares of common stock and 88,029 shares of Series D convertible preferred stock held by General Atlantic Partners 21, L.P., or GAP 21; 188,120 shares of common stock, 11,971 shares of Series D convertible preferred stock and 6,840 shares of Series E convertible preferred stock held by GAP Coinvestment

Partners, L.P., or GAP Coinvestment; and 431,600 shares of common stock and 43,159 shares of Series E convertible preferred stock held by General Atlantic Partners 32, L.P., or GAP 32. Each share of Series D convertible preferred stock and Series E convertible preferred stock is convertible at any time into 10 shares of common stock. As a result of the foregoing, GAP Coinvestment, GAP 21, GAP 32 and General Atlantic Partners, LLC, or GAP LLC, the sole general partner of GAP 21 and GAP 32, which we refer to collectively as the GAP Entities, own beneficially a total of 3,000,000 shares of common stock. The GAP Entities own beneficially 1,500,010 shares of common stock, 100,000 shares, or 100%, of the outstanding Series D convertible preferred stock, and, 49,999 shares, or 100%, of the outstanding Series E convertible preferred stock. The GAP Members disclaim beneficial ownership of such shares, except to the extent of each member’s pecuniary interest therein. The address of GAP LLC is 3 Pickwick Plaza, Greenwich, Connecticut 06830.

(2)	According to Amendment No. 2 to Schedule 13G dated December 31, 2002, Liberty Wanger Asset Management LP, a registered investment advisor, has shared voting and investment power with respect to all of the common stock shown. The address of Liberty Wanger Asset Management LP is 227 West Monroe Street, Suite 3000, Chicago, Illinois, 60606.
(3)	According to Amendment No. 4 to Schedule 13G dated December 31, 2002, Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgovitz, the president and principal shareholder of Heartland Advisors, together have sole voting and investment power with respect to all of the common stock shown. The address of Heartland Advisors, Inc. and William J. Nasgovitz is 789 North Water Street, Milwaukee, Wisconsin 53202.
(4)	According to Schedule 13G dated February 18, 2003, Morgan Stanley, a registered investment advisor, has shared voting and investment power with respect to all of the common stock shown. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.
(5)	Includes the following shares of restricted common stock issued on August 19, 2003, for which the officer has voting rights but does not have the right to dispose of the stock until August 19, 2006, provided the officer is still employed by us. If the stock price remains at or above $15.00 per share for 90 of the last 180 trading days of the restricted period, then an additional 50% of shares will be awarded. The shares granted are as follows:
•	25,000 shares for Mr. Avallone
•	30,000 shares for Mr. Casey
•	50,000 shares for Mr. Cook
•	30,000 shares for Mr. Reilly
(6)	Includes the following shares of restricted common stock issued on November 8, 2000, for which the officer has voting rights but does not have the right to dispose of the stock until November 8, 2003, provided the officer is still employed by us:
•	2,900 shares for Mr. Avallone
•	14,100 shares for Mr. Cook
•	7,100 shares for Mr. Reilly
(7)	Includes 12,762 shares of common stock subject to options which Mr. Chamberlain has gifted to his grandchildren and as to which he disclaims beneficial ownership. Also includes a right to receive 3,951 shares of common stock granted to Mr. Chamberlain under the 1998 Director Stock Incentive Plan, which vest 30 days after termination of his service as a director.
(8)	Includes 200 shares of common stock owned by Mr. Cook’s wife.
(9)	Includes 2,500 shares of common stock held by the Patricia A. Kfoury Revocable Trust u/d/t/ dated April 21, 1998 for the benefit of Mr. Kfoury’s wife.
(10)	Includes a right to receive 9,591 shares of common stock granted to Ms. North under the 1998 Director Stock Incentive Plan, 7,259 of which vest in equal installments over a three year period after the termination of her service as a director and 2,332 of which vest 30 days after the termination of her service as a director.
(11)	Includes a right to receive 3,821 shares of common stock granted to Mr. Osborne under the 1998 Director Stock Incentive Plan, which vest 30 days after the termination of his service as a director.
(12)	Includes 25,000 shares of restricted common stock issued to Mr. Reilly on April 3, 2001, for which he has voting rights but does not have the right to dispose of the stock until April 3, 2004, provided he is still employed by us.
(13)	Includes 5,000 shares of common stock owned by Mr. Watson’s wife, 4,701 shares of common stock subject to options which Mr. Watson has gifted to his children and as to which he disclaims beneficial ownership and a right to receive 10,604 shares of common stock granted to Mr. Watson under the 1998 Director Stock Incentive Plan which vest 30 days after the termination of his service as a director.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Pursuant to our Articles of Incorporation and Bylaws, our board of directors must consist of at least three and no more than eleven persons, with the precise number to be determined by resolution of our shareholders or the board of directors from time to time. The board is now comprised of six directors and is divided into three classes of two directors each. The shareholders elect the directors in each class for a term of three years and until their successors are elected and qualified. The term of office of one class of directors expires each year at the annual meeting, and the shareholders elect a new class of directors each year at that time.

At the annual meeting, the terms of the two Class I directors, Edward J. Kfoury and Julia B. North, will expire. The board of directors, upon the recommendation of the nominating/corporate governance committee of the board, has nominated Mr. Kfoury and Ms. North for re-election at the annual meeting. If re-elected, Mr. Kfoury and Ms. North will serve a three-year term that will expire at the 2007 annual meeting. If Mr. Kfoury or Ms. North should be unavailable to serve for any reason, which is not anticipated, the board of directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid proxies for the election of such substitute nominee;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of directors.

The board of directors unanimously recommends that you vote “FOR” the proposal to re-elect Edward J. Kfoury and Julia B. North as Class I directors for a three-year term expiring at the 2007 annual meeting and until their successors have been duly elected and qualified.

Information Regarding Nominee and Continuing Directors

Listed below are the names of the board’s two nominees for re-election and each of the four incumbent directors whose term of office will continue after the annual meeting, together in each case with his or her age as of December 1, 2003, his or her business experience and the year he or she first became a director. The board of directors has determined that the two nominees for re-election as well as all of the incumbent non-employee directors have no relationships which would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and therefore are independent directors within the meaning of applicable Securities and Exchange Commission rules and Nasdaq listing standards.

Class I Directors Nominated to Serve Until the 2007 Annual Meeting

Edward J. Kfoury	Mr. Kfoury, age 65, has been a member of our board since May 1993. He was initially appointed to the board of directors as a designee of IBM, but he no longer serves as an IBM designee. Mr. Kfoury served as a division President and as a Vice President of IBM until June 1, 1993, the date of his retirement. Mr. Kfoury is also a director of Dendrite International, Inc.
Julia B. North	Ms. North, age 56, has been a member of our board since February 2001, when she was appointed by the board to fill a vacancy. From 1997 to 1999 she served as President and Chief Executive Officer of VSI Enterprises, Inc., a company that designs and manufactures videoconferencing systems. She was employed by BellSouth Telecommunications from 1972 to 1997 in various positions, including President of Consumer Services and Marketing, as well as positions in Engineering and Network. Ms. North is currently a director of Winn Dixie, Inc., Acuity Brands, Inc., and Simtrol, Inc.

Class II Directors To Serve Until the 2005 Annual Meeting
George A. Chamberlain 3d

Mr. Chamberlain, age 68, has been a member of our board since August 1997. Mr. Chamberlain has served as the Chief Financial Officer of Systinet Corporation, a web services software company, since January 2003. From October 2001 to January 2003, Mr. Chamberlain was the Chief Financial Officer of Neartek, Inc., an information storage solution company. From January 2001 to June 2001, Mr. Chamberlain was the Chief Financial Officer of MediaMap. From September 1997 to December 2000, Mr. Chamberlain was the Chief Financial Officer of Radnet, Inc., a software company. From September 1994 until August 1997, he served as our Chief Financial Officer. During 1993 and 1994, Mr. Chamberlain was an Executive Vice President with Capital Technologies, Inc., a consulting and venture capital company. Mr. Chamberlain retired from Digital Equipment Corporation in 1992 after 23 years of service, where his last position was Vice President of Finance.

Richard C. Cook	Mr. Cook, age 56, has been our President and Chief Executive Officer and a member of our board since August 1997. From October 1994 to July 1997, Mr. Cook served as the Senior Vice President and General Manager of our MAPICS Business Group. Mr. Cook served as the President and Chief Executive Officer of Mapics, Inc., a former subsidiary, from March 1993 to October 1994. Mr. Cook was employed by IBM as Director of its Atlanta Software Development Laboratory from March 1990 to February 1993 and as Director of its Corporate Computer Integrated Manufacturing Project Office from March 1988 to April 1990.
Class III Directors To Serve Until the 2006 Annual Meeting
Terry H. Osborne

Mr. Osborne, age 65, has been a member of our board since January 1998. Mr. Osborne is a special advisor to General Atlantic Partners LP. He has also served as President and Chief Operating Officer of System Software Associates, Inc., or SSA, a computer software company, from October 1994 to October 1996, the date of his retirement. From October 1987 to November 1994, he served as SSA’s General Manager and Vice President—Europe. Prior to joining SSA, he was employed by IBM in various capacities since 1961, including Vice President level positions in both the United States and Europe. Mr. Osborne was Chairman of Prime Response Group, Inc. and is a director of Dendrite International, Inc. Mr. Osborne served as a director of Eyretel PLC from February 2000, and then as Chairman from August 2001, until March 2003 when it was acquired by Witness Systems, Inc. Since June 2003, Mr. Osborne has been a director of Witness Systems, Inc.

H. Mitchell Watson, Jr.	Mr. Watson, age 66, has been a member of our board and Chairman of the Board of Directors since September 1997. Mr. Watson has served as the President of Sigma Group of America, a consulting company, since June 1992. From January 1989 until June 1992, he was President and Chief Executive Officer of Rolm Co., a telecommunications joint venture of IBM and Siemens AG. In addition, he is a retired Vice President of IBM. Mr. Watson is also a director of Praxair Inc.

Meetings and Committees of the Board of Directors

The board of directors conducts its business through meetings of the full board and through committees of the board. During the fiscal year ended September 30, 2003, the board of directors held 19 meetings, the compensation committee held 5 meetings, the audit committee held 12 meetings and the strategic relationship committee held no meetings. Each director attended at least 75% of all meetings of the full board of directors and of each committee on which he or she served during the fiscal year. After the end of the fiscal year, we formed a nominating/corporate governance committee, which is described below. A copy of the current charter of each of the audit committee, the compensation committee and the nominating/corporate governance committee is available on our website at www.mapics.com/company/investor. In addition, a copy of the audit committee charter is attached as Exhibit A to this proxy statement.

The audit committee is comprised of George A. Chamberlain 3d (Chairman), Julia B. North and H. Mitchell Watson, Jr. See “Report of the Audit Committee of the Board of Directors” below for a discussion of the audit committee and its functions.

The compensation committee is comprised of Edward J. Kfoury (Chairman), H. Mitchell Watson, Jr. and Terry H. Osborne. See “Report of the Compensation Committee of the Board of Directors” below for a discussion of the compensation committee and its functions.

The strategic relationship committee reviews certain potential strategic relationships that management is considering. The strategic relationship committee is comprised of H. Mitchell Watson (Chairman), Edward J. Kfoury, George A. Chamberlain 3d and Richard C. Cook.

The nominating/corporate governance committee identifies and selects nominees to recommend for election to the board. The nominating/corporate governance committee is comprised of H. Mitchell Watson (Chairman), George A. Chamberlain 3d, Edward J. Kfoury, Julia B. North and Terry Osborne. All of the members are considered independent directors as defined in Nasdaq’s listing rules and our Corporate Governance Guidelines. The nominating/corporate governance committee also reviews our Corporate Governance Guidelines regularly and updates them as appropriate. A copy of our Corporate Governance Guidelines is available on our website at www.mapics.com/company/investor.

The director selection and nomination process is designed to ensure that the board of directors includes members with backgrounds, diversity, skills and experience, including appropriate financial and other expertise, relevant to our business, taking into account the current board members and the specific needs of our company. The nominating/corporate governance committee seeks individuals who have displayed high ethical standards, integrity and sound business judgment. The committee will consider director candidates submitted by shareholders. For a description of the requirements and procedures to be followed by shareholders recommending candidates for consideration as directors, see “Shareholder Proposals for 2005 Annual Meeting.”

More generally, the board of directors has established a process by which shareholders may send communications to members of the board of directors. For a description of this process and other information related to shareholder opportunities to communicate with members of our board of directors, visit our website at www.mapics.com/company/investor.

Director Compensation

Upon the commencement of their service as directors, we grant each of our non-employee directors an option to purchase 20,000 shares of common stock under our 1998 Non-Employee Director Stock Option Plan (“Director Option Plan”). For each year they continue to serve, we grant each director an additional option to purchase 5,000 shares of common stock. The initial options to purchase 20,000 shares vest at a rate of 25% on each anniversary of the grant date so that on the fourth anniversary they are fully vested. The subsequent annual options to purchase 5,000 shares vest in full on the first anniversary of the grant date.

On December 6, 2002, the compensation committee approved a stock ownership incentive program for directors, executive officers and certain key executives. Under the terms of the program, if a participant commits to purchase at least 500 shares, but no greater than 3,000 shares, of MAPICS common stock in the open market and to retain such stock for two years, such participant would be granted, under the terms of our 1998 Long Term Incentive Plan (“LTIP”), an option to acquire five times such number of shares to be purchased. The option has an exercise price equal to the fair market value of a share of our common stock on the date of grant, and the shares subject to such option vest in equal installments on the first two anniversaries of the date of grant. On December 9, 2002, each of our directors agreed to purchase 3,000 shares of common stock in the open market, and accordingly, we granted each director an option to acquire 15,000 shares of common stock.

Beginning on January 1, 2003, non-employee directors received an annual cash retainer of $15,000 and $1,000 for each board or committee meeting attended in person, or $500 if such meeting was attended by telephone. In addition, in light of the additional work necessary in order to be prepared for board or committee meetings, non-employee directors who serve as chairperson for a committee or the board received an additional $500 for each committee or board meeting they chair, except that the chairman of the audit committee received an additional $1,500 for each audit committee meeting chaired. Pursuant to the 1998 Non-Employee Directors Stock Incentive Plan (“Director Stock Incentive Plan”), non-employee directors are required to take 50% of their annual retainer and meeting fees, and may elect to take the remaining 50% of their retainer and meeting fees, in the form of common stock, deferred rights to receive common stock or options to acquire common stock.

In November 2003, we retained a compensation consultant to review whether our non-employee director compensation practices were competitive with those of other similarly sized public companies. The consultant recommended that we increase the annual retainer and increase the per meeting fee paid to the board and committee chairpersons. As a result, beginning on January 1, 2004, non-employee directors will receive an annual cash retainer of $18,000, the chairpersons of the board and the audit committee will receive an additional $2,000 for each such meeting they chair, and the other committee chairpersons will receive an additional $1,000 per meeting they chair. Non-employee directors will continue to receive $1,000 for each board or committee meeting attended in person, or $500 if such meeting was attended by telephone. Moreover, if any non-employee director is asked to perform significant additional work beyond their normal duties as a director and such work is approved by a majority of the disinterested directors, such director may receive an additional director fee of up to $3,000 per day.

We do not compensate directors who are also our employees for their service as directors.

As of December 1, 2003, there were five current non-employee directors participating in the Director Option Plan and four former non-employee directors holding options previously granted under the Director Option Plan. There are a total of 275,250 options outstanding under the Director Option Plan. The exercise price for these options range from $5.00 to $16.50. As of December 1, 2003, there were five current non-employee directors and one former non-employee director participating in the Director Stock Incentive Plan and a total of 23,532 options and deferred rights to receive 27,967 shares of common stock outstanding under the Director Stock Incentive Plan. The exercise price for these options ranges from $5.75 to $16.50. The value of the options will reflect the excess of the fair market value of the common stock on the date of exercise of the option over the exercise price of the option. The deferred rights to receive common stock will be granted, in the case of four directors, 30 days after the director leaves the board and, in the case of the other director, in equal installments over a three year period after the director leaves the board. The closing price of the common stock as reported on the Nasdaq National Market on December 1, 2003 was $12.43.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes the compensation accrued by us in each of the fiscal years ended September 30, 2001, 2002 and 2003 with regard to Richard C. Cook, our President and Chief Executive Officer, and our other three executive officers whose annual salary and bonus was $100,000 or more for fiscal 2003. We refer to these four executive officers as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation ($)(2)
		Salary($)	Bonus($)		Restricted Stock Awards ($)(1)	Securities Underlying Options(#)
Richard C. Cook President and Chief Executive Officer	2003 2002 2001	$325,000 325,000 325,000	$212,296 154,654 202,662		$465,000 — 100,463	15,000 100,000 75,000	$6,849 7,045 6,945
Peter E. Reilly (3) Chief Operating Officer	2003 2002 2001	240,000 240,000 233,333	149,890 95,049 87,607		279,000 — 139,663	15,000 50,000 75,000	7,059 7,690 7,373
Michael J. Casey (4) Chief Financial Officer, Vice President of Finance and Treasurer	2003 2002 2001	240,000 240,000 14,615	183,225 180,482 —	(5) (5)	279,000 — —	15,000 50,000 200,000	6,749 6,598 —
Martin D. Avallone Vice President, General Counsel and Secretary	2003 2002 2001	180,000 173,333 160,000	59,191 37,886 52,761		232,500 — 20,663	10,000 25,000 20,000	6,486 6,654 5,701

(1)	The dollar amounts shown in the table represent the fair value of the award on the grant date. The individuals can vote the shares of restricted stock and are eligible for any dividends paid on the stock. As of September 30, 2003, the aggregate number of restricted shares held by the named executive officers and the value of those shares were as follows: Mr. Cook—64,100 shares with a value of $629,462; Mr. Reilly—62,100 shares with a value of $609,822; Mr. Casey—30,000 shares with a value of $294,500; and Mr. Avallone—27,900 shares with a value of $273,978.
(2)	For fiscal 2003, All Other Compensation for the named executive officers consisted of the following:

	Group Life and AD&D Premiums	Long-Term Disability Premiums	Payments for Non- Participation in Medical Plan	401(k) Match	Total
Mr. Cook	$129	$720	$—	$6,000	$6,849
Mr. Reilly	129	720	210	6,000	7,059
Mr. Casey	29	720	—	6,000	6,749
Mr. Avallone	30	456	—	6,000	6,486

(3)	From April 1999 to February 2001, Mr. Reilly served as our Vice President of International Operations.
(4)	Mr. Casey joined the Company on September 11, 2001 as our Chief Financial Officer, Vice President of Finance and Treasurer.
(5)	Amount includes an annual retention bonus of $100,000. See “Employment Agreements” below.

Employment Agreements

We are a party to Change of Control Employment Agreements with Richard C. Cook, Peter E. Reilly and Martin D. Avallone. Each Change of Control Employment Agreement provides that if a change of control occurs during the change of control period, we will employ the executive from the date of the change of control until the third anniversary of that date on the terms set forth in the agreement. “Change of control” is generally defined to mean:

•	the acquisition by any individual, entity or group of beneficial ownership of 25% or more of the combined voting power of our outstanding voting securities entitled to vote in the election of directors;

•	the failure of the individuals who constitute the board of directors as of the date of the Change of Control Agreement to continue to constitute at least a majority of the board;

•	the consummation of certain reorganizations, mergers, consolidations, or sales or other dispositions of all or substantially all of our assets; or

•	the approval by our shareholders of our complete liquidation or dissolution.

“Change of control period” is generally defined to mean the period commencing on the date of each Change of Control Agreement and ending three years after that date; provided that on each anniversary of a Change of Control Agreement, the “change of control period” is automatically extended so as to terminate three years after such anniversary, unless we provide timely notice to the executive that we will not extend the period.

In exchange for an executive’s services under his Change of Control Employment Agreement, during the employment period, the executive will: (a) receive an annual base salary that is at least equal to 12 times the highest monthly base salary paid or payable to him during the twelve month period prior to the effective date; (b) be awarded an annual cash bonus that is at least equal to his highest annual bonus for the last three full fiscal years prior to the effective date; and (c) be entitled to participate in the same incentive, savings and retirement plans, practices, policies and programs as our other senior executives, and the executive and his family will receive the same benefits under all of our welfare benefit plans, practices, policies and programs as our other senior executives. In addition, subject to certain limitations, the Change of Control Agreement of Mr. Cook provides that if a payment to or for the benefit of Mr. Cook would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Cook will be entitled to receive an additional payment such that after payment by him of all taxes (including, without limitation, such excise tax, income taxes and interest and penalties), he will retain an amount of such additional payment equal to such excise tax.

The Change of Control Employment Agreements provide that if, during the employment period, an executive’s employment is terminated by us other than for cause or disability, or an executive terminates his employment for good reason, then the executive will receive a lump sum cash payment equal to the sum of (1) to the extent unpaid, the executive’s annual base salary through the date of termination; (2) an amount equal to the executive’s annual bonus for the most recently completed fiscal year, reduced pro rata for the number of days remaining in the fiscal year; (3) to the extent unpaid, any compensation previously deferred by the executive and any accrued vacation pay and (4) for Mr. Cook, three times the sum of his annual base salary and most recent bonus, for Mr. Reilly, two and one-half times the sum of his annual base salary and most recent bonus, and for Mr. Avallone, two times the sum of his annual base salary and most recent bonus. In addition, for a period of time after the date of termination, we will continue to provide welfare benefits to the executive and his family, subject to certain limitations, and we will pay or provide any other amounts or benefits required to be paid or provided to the executive under any of our plans, programs, policies, practices or contracts. However, each executive will forfeit his right to receive, or shall repay, the lump sum payment referred to in clause (4) above if, at any time during two years after the date on which his employment terminates, he violates the post-employment restrictive covenants contained in his agreement.

If, during the employment period, an executive’s employment is terminated for cause, we will be obligated to pay the executive’s annual base salary through the termination date, the amount of any deferred compensation owing to the executive and the executive’s other benefits. If an executive voluntarily terminates his employment other than for good reason, we will be obligated to pay the executive his accrued obligations and provide his other benefits. If, during the employment period, an executive dies or becomes disabled, we will be obligated to pay the executive or his estate a lump sum payment for the executive’s accrued obligations and shall provide the executive’s other benefits. In addition, each executive’s agreement provides that the executive is not required to seek other employment or take other actions to mitigate amounts payable, and such amounts will not be reduced if the executive obtains other employment following the termination of his employment with us.

Each executive’s agreement also provides that for a two-year period following the termination of his employment, the executive may not disclose or otherwise use any of our confidential information, solicit or induce any of our employees to terminate their employment, solicit our customers for the purpose of selling competing services to such customers or engage in the provision of competing services within the State of Georgia.

On September 11, 2001, we entered into a three-year employment agreement with Mr. Casey. Under the terms of the agreement, Mr. Casey is entitled to a defined annual base salary, an annual variable incentive bonus, and a defined retention bonus which is to be paid on each of the first three anniversaries of the effective date. In addition, Mr. Casey was granted an option to acquire shares of our stock pursuant to the terms of our LTIP, which shares vest in equal installments over a four year term.

In accordance with the agreement, if Mr. Casey’s employment is terminated by us other than for cause, death or disability or terminated by Mr. Casey for good reason, Mr. Casey shall be entitled to receive a) his accrued obligations, b) any unpaid retention bonuses remaining, c) an amount equal to 50% of the sum of his base salary and most recent annual bonus and d) for a period of six months, health and welfare benefits under our existing benefit plans. If Mr. Casey should terminate his employment for other than good reason or we should terminate his employment for cause, death or disability, then Mr. Casey shall only be entitled to receive his accrued obligations and, in the event of his death, his unpaid retention bonuses.

Mr. Casey’s employment agreement also provides that, for an 18 month period following the termination of his employment (except in the case of termination by us without cause or termination by Mr. Casey for good reason in which case, the period is six months), he shall be subject to the same restrictions as apply to our other executives described above.

Stock Options

Option Grants In Last Fiscal Year

The following table provides information with regard to stock option grants to the named executive officers during fiscal 2003. All stock options to named executive officers were granted under the LTIP as part of the stock ownership incentive program described in “Election of Directors—Director Compensation” above. All options become exercisable at the rate of 50% per year beginning on the first anniversary of the grant date. During fiscal 2003, we granted a total of 950,554 options to our employees. All options expire ten years from the date of grant.

Name	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Richard C. Cook	15,000	1.58%	$7.15	12/08/12	$67,449	$170,929
Peter E. Reilly	15,000	1.58	7.15	12/08/12	67,449	170,929
Michael J. Casey	15,000	1.58	7.15	12/08/12	67,449	170,929
Martin D. Avallone	10,000	1.05	7.15	12/08/12	44,966	113,953

Amounts reported in the last two columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. The numbers shown in these two columns are calculated based on SEC rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of such exercises and the future performance of the common stock. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the named executive officers. The two columns do not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding

•	the number of shares of common stock received upon any exercise of options by the named executive officers during fiscal 2003;

•	the net value realized upon any exercise (the difference between the option exercise price and the closing sale price per share of our common stock on the Nasdaq National Market on the date of the sale);

•	the number of unexercised options held at September 30, 2003; and,

•	the aggregate dollar value of unexercised options held at September 30, 2003.

Name	Shares Acquired On Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at September 30, 2003(#)	Value of Unexercised In-The-Money Options at September 30, 2003($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Richard C. Cook	—	—	480,850 / 146.250	$1,141,298 / $474,188
Peter E. Reilly	—	—	183,750 / 101,250	831,138 / 374,438
Michael J. Casey	—	—	112,500 / 152,500	375,250 / 481,800
Martin D. Avallone	—	—	123,950 / 43,750	162,745 / 139,145

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The primary purpose of the audit committee is to oversee the accounting and financial reporting processes of the company and audits of the financial statements of the company. The committee’s function is more fully described in its charter and a related responsibilities checklist, which the board has adopted and which is included as Exhibit A to this proxy statement. The audit committee reviews and reassesses the charter and responsibilities checklist on an annual basis.

The board of directors annually reviews the independence of the audit committee members in view of the Nasdaq listing standards’ and the Securities and Exchange Commission’s definitions of independence for audit committee members and the audit committee independence requirements of the company’s own Corporate Governance Guidelines (a copy of which is available on the company’s website at www.mapics.com/company/investor). The board has determined that each of the three members of the committee meets those definitions and standards. Further, each member of the committee is financially literate, and two of the committee members, including the chairman, George A Chamberlain 3d, have financial management expertise as required by Nasdaq rules and the company’s Corporate Governance Guidelines and meet the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

Management is responsible for the preparation, presentation and integrity of the company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The audit committee meets regularly with the independent accountants without management present and also meets in executive session without any others present. The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended September 30, 2003 with the company’s management and has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, PricewaterhouseCoopers LLP has provided the audit committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with PricewaterhouseCoopers LLP its independence.

Based on these reviews and discussions referenced above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Audit Committee:

George A. Chamberlain 3d (Chairman)

Julia B. North

H. Mitchell Watson, Jr.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Introduction

The compensation committee is responsible for developing the company’s executive compensation policies and advising the board of directors with respect to these policies. This report by the compensation committee reviews our policies generally with respect to the compensation of all executive officers as a group for fiscal 2003 and specifically reviews the compensation established for the company’s Chief Executive Officer for fiscal

2003. The compensation committee regularly meets in executive session without management and discusses and determines the compensation for the Chief Executive Officer outside his presence.

Compensation Committee Interlocks and Insider Participation

The members of the committee are Edward J. Kfoury (Chairman), H. Mitchell Watson, Jr. and Terry H. Osborne. None of the committee members is or has been an officer or employee of the company or any of its subsidiaries or has engaged in any business transaction with the company or has any business relationship with the company that is required to be disclosed.

Compensation Policy for Executive Officers

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the shareholders through a highly leveraged compensation program, stock options and restricted stock. Our 2003 compensation program is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options and restricted stock. This program applies to all of our key executive management personnel, including our Chief Executive Officer. All of our executives also are eligible for other employee benefits, including life, health, disability and dental insurance and our 401(k) savings plan and employee stock purchase plan.

Base Salary and Annual Bonus.    The compensation committee set the total cash compensation of top executive management for fiscal 2003 after reviewing total compensation levels in the software industry for comparable executive positions. Total cash compensation consists of two components, base salary and annual bonus.

The compensation committee established annual base salaries at levels competitive with those of similarly situated companies of similar size and revenue levels in our industry. The compensation committee set the criteria for earning annual cash bonuses for executive officers in fiscal 2003 based on a combination of our financial performance and the achievement of individual or group performance goals. The compensation committee established average and target bonus amounts after reviewing similar information presented in independent industry surveys. The compensation committee created highly leveraged total cash compensation plans for our executive officers by setting bonus levels which could potentially enable the executives to earn more in annual bonus as a percentage of their annual base salary than their peers at competitive firms. The compensation committee’s review ranged from broad-based overviews of the entire software industry to information regarding entities more similar to us in revenues. Based on such comparative information, the compensation committee used “median” and 75th percentile levels as a guide for setting total cash compensation amounts for our top management positions.

As indicated above, the committee set exceptionally high financial performance targets for the bonus plans. Bonus payment amounts would be accelerated if such targets were met, such that the executive in many cases would be paid at the 75th percentile for similarly situated executives at comparable software companies. During fiscal 2003, earnings per share based incentive awards were payable only if earnings per share performance exceeded 90% of targeted levels. Generally, if actual performance ranged from 90% to 100% of targeted performance, our executive officers received 50% of the targeted bonus amount for each 5% of performance achieved. For performance exceeding 100%, an executive officer received 25% of the budgeted amount for each 5% increase in performance. Bonus pay received by all executive officers for fiscal 2003 ranged from $59,191 to $212,296. This represented from 52% to 85% of targeted bonus amounts established.

Long-Term Incentive Pay.    Long-term incentive pay is reviewed at least annually for our senior executives. The compensation committee establishes an annual long-term incentive compensation amount for each senior executive based on his performance. Long-term incentives consist of stock options and restricted stock.

Stock Options.    Stock options are typically granted annually under the LTIP to executive officers. Other than those options issued in connection with the stock ownership incentive program described in the “Director Compensation” section above, the committee decided not to issue stock options to executive officers in fiscal 2003.

Restricted Stock.    The compensation committee may make awards of restricted stock, which are subject to restrictions on transferability and other restrictions, possibly including limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock. The compensation committee granted restricted stock to each of our executive officers in fiscal 2003 in lieu of any annual grant of stock options. The compensation committee desired to reduce the number of options issued during the fiscal year and also desired to increase stock ownership amongst the executive officers. The restrictions, which apply to transferability only, lapse three years from the date of grant, provided the grantee is still employed by us.

Chief Executive Officer’s Compensation

Richard C. Cook served as our President and Chief Executive Officer during fiscal 2003. Mr. Cook’s fiscal 2003 base salary was $325,000. Based on our financial and operational performance in fiscal 2003, Mr. Cook earned an annual bonus of $212,296, which represented 71% of his target annual bonus pay amount. The compensation committee also granted Mr. Cook 50,000 shares of restricted stock under the LTIP. The compensation committee set the levels of many components of Mr. Cook’s compensation based upon comparative information regarding compensation of chief executive officers at companies of similar size and revenue levels in the software industry. Mr. Cook’s total compensation for fiscal 2003 is provided in detail in the Summary Compensation Table above.

Policy With Respect to Deductibility of Compensation Expense

It is the responsibility of the compensation committee to address the issues raised by Code Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits our annual tax deduction to $1,000,000 for compensation paid to our Chief Executive Officer and each of our named executive officers, unless the compensation is “performance based” as defined in the Code. The LTIP and our general cash bonus plans are designed to comply with Internal Revenue Service requirements for deductibility of performance-based compensation.

Conclusion

Our executive compensation program is designed to closely link pay with performance and the creation of shareholder value. Executive compensation is highly leveraged. If we achieve average financial or operational performance levels, our executives will be compensated at “median levels” for comparable companies. If our performance is exceptionally higher at the targeted levels, executive compensation will substantially exceed such “median levels.” The compensation committee believes that the program has been and will continue to be successful in supporting our financial growth and other business objectives.

Compensation Committee:

Edward J. Kfoury (Chairman)

Terry H. Osborne

H. Mitchell Watson, Jr.

STOCK PERFORMANCE GRAPH

The following stock performance graph and accompanying table compare the shareholders’ cumulative return on our common stock from September 30, 1998 to September 30, 2003 with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and the Nasdaq Computer and Data Processing Index over the same period. The comparative data assumes $100.00 was invested on September 30, 1998 in the common stock and in each of the indices referred to above and assumes that any dividends were reinvested.

Comparison of 5 Year Cumulative Total Return

Assuming Initial Investment of $100

5 Year Cumulative Total Return Summary

Through September 30, 2003

		1998	1999	2000	2001	2002	2003
MAPICS, Inc.	Return %		-60.62	-22.30	-16.74	-0.36	75.36
	Cum $	$100.00	$39.38	$30.59	$25.47	$25.38	$44.51
NASDAQ US	Return %		63.15	32.81	-59.13	-21.41	53.23
	Cum $	$100.00	$163.15	$216.68	$88.56	$69.60	$106.64
COMPUTER & DATA PROCESSING	Return %		67.31	26.49	-61.53	-21.97	49.94
	Cum $	$100.00	$167.31	$211.63	$81.41	$63.53	$95.25

The stock price performance shown above is not necessarily indicative of future stock price performance. We obtained the information shown above from the Nasdaq Stock Market, which we believe to be a reliable source, but we are not responsible for any errors or omissions in the information.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our directors, executive officers and any persons who beneficially own more than 10% of our common stock to file with the SEC and the Nasdaq Stock Market initial reports of ownership and subsequent reports of changes in ownership. To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, during fiscal 2003 all directors, executive officers and beneficial owners of more than 10% of our common stock made all required filings, except that the company was one year late in filing the Form 4 reports of its outside directors regarding the January 1, 2002 annual grant of stock options to the outside directors pursuant to its Director Stock Option Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

PricewaterhouseCoopers LLP has audited our financial statements for fiscal 2003. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will be available to respond to appropriate questions.

The following table shows the aggregate fees billed to us by PricewaterhouseCoopers LLP for services rendered during the fiscal year ended September 30, 2003.

Description of Fees (in thousands)	Amount
Audit Fees	$673
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$163

Total	$836

The audit committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Director nominations and other proposals of shareholders to be considered for inclusion in our proxy statement for the 2005 annual meeting or to otherwise be presented to the shareholders at the 2005 annual meeting must be submitted in writing and in accordance with our Bylaws and applicable law to our Corporate Secretary and received on or before September 2, 2004. Director nominations and other shareholder proposals should be submitted by certified mail, return receipt requested, to MAPICS, Inc., 1000 Windward Concourse Parkway, Alpharetta, Georgia 30005, Attention: Martin D. Avallone, Vice President, General Counsel and Secretary. The same procedure, including timing, must be followed by shareholders who desire to recommend candidates for director for consideration by the nominating/corporate governance committee of our board of directors.

If a shareholder who has properly notified our Corporate Secretary of his or her intention to nominate a director or present a shareholder proposal at an annual meeting does not appear or send a qualified representative to present his or her nomination or proposal at the meeting, the nomination or proposal will be disregarded and not acted upon.

OTHER BUSINESS

The board of directors does not currently know of any other matters to be presented at the 2004 annual meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

By order of the board of directors.

Martin D. Avallone

Vice President, General Counsel and Secretary

Atlanta, Georgia

December 31, 2003

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, which includes audited financial statements, has been mailed to shareholders with these proxy materials. Such materials do not form any part of the materials for the solicitation of proxies.

EXHIBIT A

MAPICS, Inc.

AUDIT COMMITTEE CHARTER

I.    PURPOSE

The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibility by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the audit committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The audit committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Retain and appraise the audit efforts of the Company’s independent accountants.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the board of directors.

•	Review and maintain the Company’s Code of Ethics and offer a means for employees and others to report violations of that Code of Ethics.

The audit committee will primarily serve these responsibilities by carrying out the activities enumerated in Section IV of this charter.

II.    COMPOSITION

The audit committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the committee. “Independent directors” is defined in the Company’s Corporate Governance Guidelines and whether a director should be considered independent shall be determined by the full Board. All members of the committee shall have a working familiarity with basic finance and accounting practices. In that regard, they must be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement. At least one member of the committee shall have accounting or related financial management expertise. To qualify, the individual must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior official with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the committee shall be elected by the board at the annual organizational meeting of the board or until their successors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the committee may designate a chair by majority vote of the full committee membership.

III.    MEETINGS

The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately. The committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

The presence of at least a majority of the members of the audit committee shall be necessary for the transaction of business at all meetings of the audit committee and action of the audit committee shall require the concurrence of a majority of those present at such a meeting.

IV.    RESPONSIBILITIES AND DUTIES

The committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist. The responsibilities checklist will be updated annually as needed to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The most recently updated responsibilities checklist will be considered an addendum to this Charter.

The committee relies on the expertise and knowledge of management, its advisors and the public accounting firm in carrying out its oversight responsibilities. Management of the company is responsible for determining the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent accounting firm is responsible for auditing the company’s financial statements.

MAPICS, Inc.

Audit Committee Responsibilities Checklist

WHEN PERFORMED
Audit Committee Meetings
		Q1	Q2	Q3	Q4	A/N*
1.	The committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the Board of Directors.					X

2.	The committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain, at the Company’s expense, independent counsel, accountants, or others to assist it in the conduct of any investigation or to perform its responsibilities.					X

3.	The agenda for committee meetings will be prepared in consultation between the committee chair (with input from the committee members), finance management, and the independent public accounting firm.	X	X	X	X	X

4.	Provide an open avenue of communication between the accounting firm, finance management and the Board of Directors. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.					X

5.	Review and update, as needed, the Audit Committee Charter and this Checklist.				X

6.	Provide a report in the annual proxy that includes the committee’s review and discussion of matters with management and the independent public accounting firm.	X

7.	Include a copy of the committee charter as an appendix to the proxy statement at least once every three years.					X

8.	Appoint, approve the compensation of, retain, and provide oversight of the independent public accounting firm.				X	X

9.	Confirm annually the independence of the public accounting firm. As needed, the Chairman of the audit committee shall approve in advance any permitted non-audit services and related fees and the committee shall ratify such approval. Review in advance the Company’s hiring of any former employees of the accounting firm.			X		X

10.	Verify the committee consists of a minimum of three members who are financially literate, including at least one member who has “financial expertise” as defined by applicable rules and regulations.				X

11.	Review the independence of each committee member and report to the full Board.				X
12.	Inquire of finance management, legal management and the independent public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.					X

13.	Review with the independent public accounting firm and finance management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of accountants other than the appointed auditors of the Company.	X

MAPICS, Inc.

Audit Committee Responsibilities Checklist

WHEN PERFORMED
Audit Committee Meetings
		Q1	Q2	Q3	Q4	A/N*
14.	Consider and review with the independent accounting firm and management:
	a. The adequacy of the Company’s internal controls including computerized information system controls and security.				X
	b. Any related significant findings and recommendations of the independent public accountants together with management’s responses thereto.				X

15.	Review with management any significant changes to GAAP, policies or standards.					X

16.	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.					X

17.	Review with finance management and the independent public accounting firm at the completion of the annual audit:	X				X
a. The Company’s annual financial statements and related footnotes.
b. The accounting firm’s audit of the financial statements and its report.
c. Any significant changes required in the accounting firm’s audit plan.
d. Any serious difficulties or disputes with management encountered during the course of the audit.
e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards or applicable law.

18.	Review with finance management and the independent public accounting firm at least annually the Company’s critical accounting policies and any changes thereto.	X				X

19.	Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company’s business.					X

20.	Consider and review with finance management and the independent public accounting firm:					X
a. Significant findings during the year and management’s responses thereto.
b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
c. Any changes required in planned scope of their audit plan.

21.	Participate in a telephonic meeting among finance management and the independent accounting firm prior to earnings release.	X	X	X	X

22.	Review the periodic reports of the Company with finance management and the public accounting firm prior to filing of the reports with the SEC.	X	X	X	X

23.	In connection with each periodic report of the Company, review:	X	X	X	X
a. Management’s disclosure to the committee under Section 302 of the Sarbanes-Oxley Act.
b. The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.

MAPICS, Inc.

Audit Committee Responsibilities Checklist

WHEN PERFORMED
Audit Committee Meetings
		Q1	Q2	Q3	Q4	A/N*
24.	Review filings (including interim reporting) with the SEC and other published documents containing the Company’s financial statements or financial information and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.					X

25.	Monitor the appropriate standards adopted as a code of ethics for the Company. Establish procedures for: a) the receipt, retention, and treatment of complaints received by the Company regarding violation of the code of ethics, accounting, internal accounting controls, or auditing matters; and b) the confidential, anonymous submission by employees of the Company of concerns regarding violation of the code of ethics, questionable accounting or auditing matters. Review with management the results of the review of the Company’s monitoring compliance with such code of conduct and its compliance policies. Review in advance any proposed waivers to the code of ethics for directors or executive officers.				X	X

26.	Meet with the independent public accounting firm in executive session to discuss any matters that the committee or the independent public accounting firm believe should be discussed privately with the audit committee	X	X	X	X

27.	Meet with the CFO in executive sessions to discuss any matters that the committee or the CFO believe should be discussed privately with the audit committee.		X		X

28.	Meet with finance management or legal management in executive sessions to discuss any matters that the committee or finance management or legal management believe should be discussed privately with the audit committee.					X

29.

Meet with representative(s) of the Company’s disclosure control committee to discuss:

a.      Any significant deficiencies in the design or operation of internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data; or

b.      Any fraud that involves management or other employees who have a significant role in the Company’s internal controls

X

REVOCABLE PROXY

COMMON STOCK

MAPICS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby appoints Michael J. Casey and Martin D. Avallone, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of MAPICS, Inc. that the undersigned is entitled to vote at the 2004 annual meeting of shareholders, to be held on February 11, 2004 at 9:00 a.m., and at any and all adjournments.

THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES “FOR” THE ELECTION OF THE TWO NOMINEES NAMED IN PROPOSAL 1. If any other business is presented to a vote of the shareholders at the annual meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors does not know of any other business to be presented to a vote of the shareholders at the annual meeting.

If the undersigned elects to withdraw this proxy on or before the time of the annual meeting or any adjournments and notifies Martin D. Avallone, our Vice President, General Counsel and Secretary, at or prior to the annual meeting of that decision, then the power of this proxy shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy in the manner described above and does not submit a duly executed and subsequently dated proxy card prior to the annual meeting, the undersigned may vote all shares of common stock owned by the undersigned as of the record date, December 16, 2003, in person at the annual meeting.

(Continued and to be signed and dated on the reverse side)

☒  Please mark vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

1.	The election of (01) Edward J. Kfoury and (02) Julia B. North as Class I directors to serve until the 2007 annual meeting of shareholders and until his or her successor is elected and qualified.

☐ FOR             ☐ WITHHELD

☐

For all nominees except as noted above

MARK HERE IF YOU PLAN TO ATTEND THE MEETING           ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournments thereof.

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Signature:	Date:	Signature:	Date: